UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

NORTHVIEW ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

207 WEST 25TH ST., 9TH FLOOR
NEW YORK, NY 10001
(Address of principal executive offices and zip code)

(212) 494-9022
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Shares of common stock, par value $0.0001 per share	NVAC	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one share of common stock	NVACR	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	NVACW	The NASDAQ Stock Market LLC

Item 8.01	Regulation FD Disclosure.

Supplement to the Definitive Proxy Statement

On February 17, 2023, NorthView Acquisition Corp. (the “Company”) filed a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with a special meeting of the Company's stockholders to be held on March 10, 2023 (the “Special Meeting”) to consider and vote on, among other proposals, a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to extend the period by which the Company is required to consummate its initial business combination (the “Extension Proposal”), and a proposal to amend the Investment Management Trust Agreement to implement the Extension (the “Trust Amendment Proposal”).

The Company has determined to clarify in the Definitive Proxy Statement that the funds in trust and any additional contributions, including any interest thereon, will not be used, now or in the future, to pay for the excise tax imposed under the Inflation Reduction Act of 2022.

Accordingly, the Company has determined to amend and supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K.

AMENDMENT AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its stockholders, as described in this supplement to the Definitive Proxy Statement filed with the United States Securities and Exchange Commission on February 17, 2023, in connection with the Special Meeting to be held on March 10, 2023. These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement and all page references are to pages in the Definitive Proxy Statement. The Company makes the following amended and supplemental disclosures:

1. Certain disclosures on page 20 of the Definitive Proxy Statement are hereby amended and restated as follows:
A new 1% U.S. federal excise tax could be imposed on the Company in connection with redemptions by Company of its shares in connection with a business combination or other stockholder vote pursuant to which stockholders would have a right to submit their shares for redemption (a “Redemption Event”).

On August 16, 2022, the Inflation Reduction Act of 2022 (“IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations.

The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of the excise tax. In this regard, on December 27, 2022, the Treasury and the Internal Revenue Service issued a notice announcing their intent to issue proposed regulations addressing the application of the excise tax, and describing certain rules on which taxpayers may rely prior to the issuance of such proposed regulations (the “Notice”).

Any redemption or other repurchase that occurs after December 31, 2022 in connection with a Redemption Event may be subject to the excise tax. Pursuant to the rules set forth in the Notice, however, redemptions in connection with a liquidation of the Company are generally not subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Redemption Event would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Redemption Event, (ii) the structure of the business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the business combination (or otherwise issued not in connection with the Redemption Event but issued within the same taxable year of the business combination) and (iv) the content of regulations and other future guidance from the Treasury. In addition, because the excise tax would be payable by the Company, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined; however, the Company will not use the funds held in the Trust Account or any additional amounts deposited into the Trust Account, as well as any interest earned thereon, to pay the excise tax. Additionally, we expect to either fully liquidate or consummate an initial business combination during 2023, and therefore do not expect to be subject to the excise tax. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Special Meeting of stockholders and the Extension Proposal, the Trust Amendment Proposal, and related matters. Information regarding the Company’s directors and executive officers is available in Company’s proxy statement for the Special Meeting filed with the U.S. Securities and Exchange Commission on February 17, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed with the Securities and Exchange Commission (the “SEC”) the Definitive Proxy Statement in connection with the Special Meeting of stockholders to consider and vote upon the Extension Proposal, the Trust Amendment Proposal, and other matters and, beginning on or about February 9, 2023, mailed the Definitive Proxy Statement and other relevant documents to its stockholders as of the January 23, 2023 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents contain important information about the Company, the Extension Proposal and related matters. Stockholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to 207 West 25th St., 9th Floor, New York, NY 10001 , (212) 494-9022 or to Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing NVAC.info@investor.morrowsodali.com.

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the estimated per share redemption price and related matters, as well as all other statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2023

NORTHVIEW ACQUISITION CORP.

By:	/s/ Jack Stover
Name:	Jack Stover
Title:	Chief Executive Officer